EXHIBIT 8(y)

                      AMENDMENT TO PARTICIPATION AGREEMENT

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                                                                    EXHIBIT 8(y)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         The Participation Agreement, by and among, Neuberger Berman Advisers Management Trust, Advisers Management Trust, Neuberger Berman Management, Inc. and IL Annuity and Insurance Company, dated August 1, 1999, is hereby amended, effective as of June 1, 2001, as follows:

              1. Paragraph 10.9 is added to the Agreement and shall read as follows:


                            Subject to law and regulatory authority, each party hereto shall treat as confidential all information pertaining to the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P.

              2.      Appendix B is hereby amended to add the following
                      Portfolio:  AMT Mid-Cap Growth.


              IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Agreement as of June 1, 2001.

                      NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

                      By:  /s/ Peter E. Sundman
                         -------------------------------------
                      Name:  Peter E. Sundman
                           -----------------------------------
                      Title:    CEO
                            ----------------------------------

                      ADVISERS MANAGEMENT TRUST

                      By:  /s/ Peter E. Sundman
                         -------------------------------------
                      Name:  Peter E. Sundman
                           -----------------------------------
                      Title:    CEO
                            ----------------------------------

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                      NEUBERGER BERMAN MANAGEMENT INC.

                      By:  /s/ Peter E. Sundman
                         -------------------------------------
                      Name:  Peter E. Sundman
                           -----------------------------------
                      Title:    President
                            ----------------------------------

                      IL ANNUITY AND INSURANCE COMPANY

                      By:  /s/ Daniel J. LaBonte
                         -------------------------------------
                      Name:  Daniel J. LaBonte
                           -----------------------------------
                      Title:    Sales Officer
                            ----------------------------------

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